UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
_______________________
Date of Report (Date of earliest event reported): May 18, 2017
PLEXUS CORP.
(Exact name of registrant as specified in its charter)
Wisconsin                 001-14423                39-1344447
(State or other jurisdiction             (Commission             (I.R.S. Employer
of incorporation)                File Number)             Identification No.)
One Plexus Way, Neenah, WI               54957
(Address of principal executive offices)         (Zip Code)

Registrant’s telephone number, including area code:
(920) 969-6000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).        [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    [ ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 18, 2017, Plexus Corp. (“Plexus” or the “Company”) entered into amended Change in Control Agreements with Todd P. Kelsey, Steven J. Frisch, Angelo M. Ninivaggi and one of its other executive officers in order to eliminate excise tax gross-up provisions that were included in its prior agreements with these executive officers, which were entered into in 2008. The Company’s current form of Change in Control Agreement, which has been in use for all new agreements since fiscal 2015, is being used for the amended Change in Control Agreements and is described in the Company’s definitive proxy statement for its 2017 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission on December 13, 2016 (the “2017 Proxy Statement”), does not include excise tax gross-up provisions.
If total payments under the amended Change in Control Agreements would be subject to any excise tax pursuant to Section 4999 of the Internal Revenue Code (the "Code"), or any similar or successor provision (the “Excise Tax”), the Company would pay either (i) the full amount due under the amended Change in Control Agreements (with the individual paying the excise tax) or (ii) the full amount due reduced by the minimum amount necessary to prevent any portion of the total payments from being an “excess parachute payment” (within the meaning of Code Section 280G), whichever of the foregoing amounts results in the receipt by the employee, on an after-tax basis, of the greatest amount.
The new Change in Control Agreements do not otherwise change the circumstances under which compensation may be payable as compared to the prior forms of agreements with these officers, nor do they alter Mr. Kelsey’s separate Employment Agreement (however, benefits under that agreement would now reflect the new Change in Control Agreement); such agreements are described in the 2017 Proxy Statement. The Change in Control Agreements do not preclude termination of the executive officer, or require payment of any benefit, if there has not been a change in control of Plexus, nor do they limit the ability of Plexus to terminate these persons thereafter for cause.
A copy of the form of Change in Control Agreement was filed as Exhibit 10.4(b) to the Company’s Annual Report on Form 10-K for the fiscal year ended September 27, 2014, and is incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 18, 2017, the Company’s Board of Directors approved an amendment to Article III, Section 3.02 of the Company’s Amended and Restated Bylaws (the “Bylaws”) to provide that in order for any potential new director or incumbent director to become a nominee for service, or further service, on the Board of Directors, such person must submit, or have on file with the Company, an irrevocable resignation that is contingent upon (i) that person not receiving in an uncontested election a greater number of votes “for” his or her election than votes “withheld” from such election, and (ii) acceptance of that resignation by the Board of Directors.
Within 90 days of receiving the certified vote pertaining to such uncontested election, the Board of Directors will determine whether to accept the individual’s resignation after considering any factors or other information that it determines to be appropriate and relevant. Following acceptance or rejection of the resignation, Plexus will file a Form 8-K with the Securities and Exchange Commission in which it will publicly disclose its decision, together with an explanation of the process by which the decision was made and, if applicable, the Board’s reason(s) for rejecting the resignation.

A copy of the Bylaws, as amended, is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits:

3.1	Amended and Restated Bylaws of Plexus Corp., as amended through May 18, 2017.
10.1	Form of Change in Control Agreement (incorporated by reference to Exhibit 10.4(b) to the Company’s Annual Report on Form 10-K for the fiscal year ended September 27, 2014).

* * * * *
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2017	PLEXUS CORP.
(Registrant)
By: /s/ Angelo M. Ninivaggi
Angelo M. Ninivaggi
Senior Vice President, Chief Administrative Officer, General Counsel and Secretary

Plexus Corp.
Exhibit Index
to
Form 8-K, dated May 18, 2017

Exhibit Number	Description
3.1	Amended and Restated Bylaws of Plexus Corp., as amended through May 18, 2017.
10.1	Form of Change in Control Agreement (incorporated by reference to Exhibit 10.4(b) to the Company’s Annual Report on Form 10-K for the fiscal year ended September 27, 2014).